UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) June 28, 1999


                         RIDGEWOOD ELECTRIC POWER TRUST II
               (Exact name of Registrant as Specified in Charter)

Delaware                       0-21304                     22-3206429
(State or other             (Commission                     (IRS Employer
jurisdiction                file number)              Identification Number)
of incorporation)

              947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (201) 447-9000

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Item 5. Other Events

Due to the California energy crises, Pacific Gas & Electric Company ("PG&E"), the sole purchaser of the electrical energy and capacity produced by the Monterey cogeneration project (the "Project"), has been unable to pay in full for such electrical energy and capacity for the month of December 2000. Accordingly, the Project was unable to pay its natural gas supplier for the gas delivered for that month. In late January, the supplier requested assurance of payment before it would agree to provide natural gas during February. The Project was unable to provide an acceptable assurance or to pay the arrears and, as a result, the supplier refused to provide natural gas beyond February 6, 2001. A number of other small cogeneration projects selling electrical energy and capacity to California utilities have similar problems and have shut down or expect to shut down their facilities shortly.

On February 2, 2001, PG&E made a partial payment of $103,000, equal to 13% of the amount due for December 2000. That amount is insufficient, after payroll costs are met, to cover the amount owed to the natural gas supplier, which is approximately $270,000 for the month of December 2000. As of the date of this filing, the amounts still unpaid by PG&E for December 2000 is approximately $527,000. PG&E effectively acknowledges that it still owes the Project approximately $527,000 for December by virtue of making a payment of $103,000 which it indicated was 13% of the amount owed.

On Tuesday, February 6, 2001, the Trust shut down its Monterey cogeneration project (the "Project") because the supplier of natural gas to the Project terminated deliveries of natural gas as of that date. The shut down will be for an indefinite time. The Project is one of the major operating assets of the Trust. During 2000, it provided almost 35% of the Trust's total revenues.

In addition to its failure to pay the full amount due for December deliveries, PG&E has indicated in letters to the Project, as well as documents filed with the Securities and Exchange Commission, that it is unable or unwilling to make future payments to qualifying facilities, such as the Project. The Trust believes that PG&E's ability to pay for the electrical energy and capacity it received or will receive in the future, depends upon, among other things, positive action by the California governor and legislature to fund approximately $12 billion of losses allegedly suffered by California utilities during the last eight months. The Trust expects that any such political solution may be accompanied by executive, legislative or regulatory attempts to reduce unilaterally the amounts owed by PG&E to qualifying facilities, such as the Project.

PG&E has attempted to justify its non-payment by invoking the "force majeure" provisions of the long-term power contract with the Project. In essence, PG&E argues that it is excused from its payment obligations because its failure to pay is the result of the California Public Utilities Commission actions in failing to increase its rates to retail customers and is beyond its control. The Trust disagrees and believes that PG&E has breached the contract. The Project, along with the Byron and San Joaquin projects owned by Ridgewood Electric Power Trust III, filed a lawsuit on February 6, 2001 against PG&E to that effect and are seeking damages equal to lost net revenues for the remaining term of the contract. By this lawsuit the Trust seeks to have its contract with PG&E declared null and void so that the Project will be able to sell its electric power on the open market to third party purchasers who will be able to pay currently for such electric power. The Trust expects that it will be able to purchase natural gas if it is free from the PG&E contract and able to sell to credit worthy purchasers. The Trust is seeking an accelerated determination by the California court. The Trust is hopeful that an accelerated determination by the court is a possibility considering the power emergency in California, which may get worse as warm weather approaches and power demand increases dramatically. Finally, PG&E currently has a proceeding pending before the Federal Energy Regulatory Commission alleging that the Project previously breached the contract because it allegedly failed to meet federal standards for being a qualifying facility. If that proceeding before the Commission were determined adversely to the Project, the Project's ability to recover damages in the recently filed lawsuit against PG&E may be compromised.

Aside from these developments, there are other material events that will affect pricing in future months. In August 2000, the Project elected to have its price for electric energy set by the price on the competitive California Power Exchange ("CalPX"). As a result of the California energy crisis, state actions to curb electricity price increases, and decisions of the Federal Energy Regulatory Commission, CalPX ceased operation on January 31, 2001 and there is no currently effective CalPX price. There have been California legislative proposals to substitute an arbitrarily derived price for the CalPX price, but at this time no price has been approved by the California Public Utilities Commission, or the legislature and governor. Finally, there is a pending regulatory proceeding before the California Public Utilities Commission to determine what portion, if any, of the energy payments received by generators that switched to CalPX should be offset against capacity payments. The Trust expects that any regulatory proceeding to set an energy price applicable to qualifying facilities will be extremely protracted and that a legislative solution, if one were to be enacted and approved by the governor, is likely to be arbitrary and significantly below the avoided cost of the energy to PG&E.

Because federal law requires that qualifying facilities, such as the Project, be paid at least the avoided cost to PG&E of obtaining the same amount of energy from a marginal supplier, if the energy price set by California is less than that avoided cost, the Trust will have the right to sue for the correct avoided cost price in federal court or before the Federal Energy Regulatory Commission. Such proceedings could also be protracted and expensive unless the Commission acts on its own or other generators bring a proceeding before the Commission or a court. For these reasons the Trust filed the above mentioned lawsuit to have its contract with PG&E declared void.

Until the Project can restart profitably, it will remain shut down, it will incur payroll and shutdown costs and it will not earn revenue. For the reasons described above, the Trust cannot estimate when it will restart the Project or what its short-term and long-term prospects may be. At this time, the Trust does not believe that a long-term impairment of the Project's value has occurred.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         RIDGEWOOD ELECTRIC POWER TRUST II

                         By: /s/ Christopher I. Naunton
                          Christopher I. Naunton, Vice
                          President and Chief Financial
                                 Officer